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                                                                      EXHIBIT 21

               SUBSIDIARIES OF REGISTRANT - GREYHOUND LINES, INC.
                                DECEMBER 31, 2004

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                                                           JURISDICTION OF
SUBSIDIARIES                                                  FORMATION         %
------------                                             ------------------   ----
Atlantic Greyhound Lines of Virginia, Inc.               Virginia              100%
Gateway Ticketing Systems, Inc.                          Pennsylvania           25%
Greyhound de Mexico, S.A. de C.V.                        Republic of Mexico   99.9%
LSX Delivery, L.L.C.                                     Delaware              100%
RCL Liquidation, L.L.C.                                  Delaware                1%
Transportation Realty Income Partners L.P.               Delaware               50%
Union Bus Station of Oklahoma City, Oklahoma             Oklahoma               40%
Wilmington Union Bus Station Corporation                 North Carolina       55.1%
GLI Holding Company                                      Delaware              100%
   Carolina Coach Company                                Virginia              100%
      Wilmington Union Bus Station Corporation           North Carolina        3.4%
   Seashore Transportation Company                       North Carolina        100%
      Wilmington Union Bus Station Corporation           North Carolina       39.1%
   GLI Corporate Risk Solutions, Inc.                    Delaware              100%
   Greyhound Shore Services, L.L.C.                      Delaware              100%
   Greyhound Transit Ltd.                                Cayman Islands         20%
   On Time Delivery Service, Inc.                        Minnesota             100%
   RCL Liquidation, L.L.C.                               Delaware               99%
   Texas, New Mexico, & Oklahoma Coaches, Inc.           Delaware              100%
      T.N.M. & O Tours, Inc.                             Texas                 100%
   Valley Garage Company                                 Texas                 100%
   Valley Transit Co., Inc.                              Texas                 100%
   Vermont Transit Co., Inc.                             Vermont               100%
Sistema Internacional de Transporte de Autobuses, Inc.   Delaware              100%
   American Bus Sales Associates, Inc.                   New Mexico             51%
   Americanos U.S.A., L.L.C.                             Delaware               51%
   Autobuses Americanos, S.A. de C.V.                    Republic of Mexico     49%
   Autobuses Amigos, L.L.C.                              Delaware               51%
   Autobuses Amigos, S.A. de C.V.                        Republic of Mexico     49%
   Autobuses Crucero, S.A. de C.V.                       Republic of Mexico     39%
   Crucero U.S.A., L.L.C.                                Delaware              100%
   Giros Americanos, Inc.                                Delaware              100%
   Gonzalez, Inc. d/b/a Golden State Transportation      California           51.4%
   Omnibus Americanos, S.A. de C.V.                      Republic of Mexico     49%
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